Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SUPERVALU INC.:
We consent to the incorporation by reference in the registration statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-89157, No. 333-32354, No. 333-44570, No. 333-100913, No. 333-134671, No. 333-143859, No. 333-158832, No. 333-182757, No. 333-188141, No. 333-191301 and No. 333-197760 on Form S-8; and No. 333-83977, No. 333-132397 and No. 333-191144 on Form S-4; and No. 333-200039 on Form S-3 of SUPERVALU INC. of our report dated April 26, 2016, with respect to the consolidated balance sheets of SUPERVALU INC. and subsidiaries as of February 27, 2016 and February 28, 2015, and the related consolidated statements of operations, comprehensive income, stockholders’ deficit, and cash flows for each of the fiscal years in the three-year period ended February 27, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 27, 2016, which report appears in the February 27, 2016 annual report on Form 10-K of SUPERVALU INC.
/s/ KPMG LLP
Minneapolis, Minnesota
April 26, 2016